News Release

Sonic Solutions Announces Conference Call and Webcast
for 1Q Fiscal 2011 Financial Results

NOVATO, CA (July 27, 2010) — Sonic Solutions® (NASDAQ: SNIC) will release financial results for the quarter ended June 30, 2010 after the close of regular trading on Wednesday, August 4, 2010. Members of Sonic’s management team will lead a conference call to discuss the results that day at 2:15 p.m. (PDT) / 5:15 p.m. (EDT).

Sonic Solutions 1Q 2011 Earnings

Wed, Aug 4, 2010	2:15-2:30 PM (PDT) 5:15-5:30 PM (EDT)	877-293-5493 (domestic) 914-495-8539 (int’l)	90517660

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Webcast: To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com. An archived version of the webcast will also be available through this site.

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Replay: A telephone replay will also be available shortly following the call on Wednesday, August 4, 2010 through midnight (PDT) on Wednesday, August 11, 2010. The replay can be accessed by dialing (800) 642-1687 (for domestic callers) or (706) 645-9291 (international callers) and entering the passcode: 90517660.

Immediately following the earnings conference call, members of Sonic Solutions and DivX, Inc. (NASDAQ: DIVX) management teams will host a joint conference call and webcast to update shareholders on the proposed merger. The joint call will take place at 2:30 p.m. PDT (5:30 p.m. EDT).

Sonic/DivX Merger Update

Wed, Aug 4, 2010	2:30-3:00 PM (PDT) 5:30-6:00 PM (EDT)	877-293-5493 (domestic) 914-495-8539 (int’l)	90811287

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Webcast: To listen to a live audio broadcast of the conference call via the Internet, visit the Investor Relations section of the Sonic Solutions website at http://www.sonic.com. An archived version of the webcast will also be available through this site.

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Replay: A telephone replay will also be available shortly following the call on Wednesday, August 4, 2010 through midnight (PDT) on Wednesday, August 11, 2010. The replay can be accessed by dialing (800) 642-1687 (for domestic callers) or (706) 645-9291 (for international callers) and entering the passcode: 90811287.

Sonic Solutions  • 7250 Redwood Blvd., Suite 300  • Novato, CA  94945  • tel: 415.893.8000  • fax: 415.893.8008  • www.sonic.com

About Sonic Solutions
Sonic Solutions® is powering the digital media ecosystem through its complete range of Hollywood to Home™ applications, services, and technologies. Sonic’s Roxio® products enable consumers to easily manage and enjoy personal media and premium Hollywood entertainment on a broad range of connected devices. A wide array of leading technology firms, professionals, and developers rely on Sonic to bring innovative digital media functionality to next-generation devices and platforms. Sonic Solutions is headquartered in Marin County, California.

Sonic, the Sonic logo, Sonic Solutions, Hollywood to Home and Roxio are trademarks or registered trademarks of Sonic Solutions in the United States and/or other countries. All other company or product names are trademarks of their respective owners and, in some cases, are used by Sonic Solutions under license.

Contact Information:
Investor Relations Contact(s)
Nils Erdmann, Sonic Solutions, 415-893-8032, nils_erdmann@sonic.com

Press Contact(s):
Chris Taylor, Sonic Solutions, 408-367-5231, chris_taylor@sonic.com

Additional Information:
This press release is not a solicitation of a proxy, an offer to purchase nor a solicitation of an offer to sell shares of Sonic Solutions, and it is not a substitute for any prospectus, proxy statement or other filings that may be made with the Securities and Exchange Commission (the “SEC”) with respect to the proposed merger.  On July 13, 2010, Sonic Solutions filed a registration statement on Form S-4 containing a preliminary prospectus and joint proxy statement (the “preliminary joint proxy statement/prospectus”) with the SEC.  When such registration statement is declared effective by the SEC, investors will be urged to thoroughly review and consider the final joint proxy statement/prospectus and any other documents filed with the SEC as they will contain important information. Any such documents, once filed, will be available free of charge at the SEC's website (www.sec.gov).

Sonic Solutions, DivX and their respective directors, executive officers and other members of their management may be deemed to be soliciting proxies from stockholders of Sonic Solutions or Divx in favor of the merger.  Investors and stockholders may obtain more detailed information regarding the direct and indirect interests in the merger of persons who may, under the rules of the SEC, be considered participants in the solicitation of these stockholders in connection with the merger by reading the preliminary and definitive joint proxy statement/prospectus regarding the merger, when filed with the SEC. Information about the directors and executive officers of Sonic Solutions may currently be found in the preliminary joint proxy statement/prospectus.  Information about the directors and executive officers of DivX may be found in its definitive proxy statement filed with the SEC on April 20, 2010. These documents will be available free of charge once available at the SEC's web site at www.sec.gov or by directing a request to either Sonic Solutions or DivX.